UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2011

SAFESTITCH MEDICAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, Suite 670, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 575-4600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Securities Holders.

At the Annual Meeting of Stockholders of SafeStitch Medical, Inc. (the “Company”) held on June 6, 2011, the Company’s stockholders considered two proposals.

Proposal 1 – Election of seven members to the Company’s Board of Directors to serve until the 2012 Annual Meeting of Stockholders.

The results of the voting were as follows:

Election of Directors:

	For	Withheld	Broker Non-Votes
Jane H. Hsiao, Ph.D.	21,203,352	21,146	0
Jeffrey G. Spragens	21,203,852	20,646	0
Charles J. Filipi, M.D.	21,203,852	20,646	0
Chao C. Chen, Ph.D.	21,203,352	21,146	0
Richard C. Pfenniger, Jr.	21,094,972	129,526	0
Steven D. Rubin	21,094,472	130,026	0
Kevin T. Wayne, D.B.A.	21,203,852	20,646	0

Based on the votes set forth above, the director nominees were duly elected.

Proposal 2 – Approval of the amendment to the SafeStitch Medical, Inc. 2007 Incentive Compensation Plan (the “2007 Plan”) to increase the number of shares of common stock reserved for issuance under the plan from 2,000,000 to 3,000,000.

For	Against	Abstain	Broker Non-Votes
21,072,915	151,514	69	0

Based on the votes set forth above, the amendment to the 2007 Plan was approved.

No other matters were considered or voted upon at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAFESTITCH MEDICAL, INC.

By: /s/ Jeffrey G. Spragens
Name: Jeffrey G. Spragens
Title: President and Chief Executive Officer

Date: June 8, 2011